UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2018 (October 15, 2018)

RBB BANCORP

(Exact name of Registrant as Specified in Its Charter)

California	001-38149	27-2776416
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

660 S. Figueroa Street, Suite 1888, Los Angeles, California		90017
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (213) 627-9888

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01. Completion of Acquisition or Disposition of Assets.

On October 15, 2018, RBB Bancorp (“RBB”) completed its previously announced acquisition of First American International Corp. (“FAIC”) pursuant to  an Agreement and Plan of Merger dated as of April 23, 2018 (the “Merger Agreement”), by and between RBB and FAIC.  At closing of the transaction, FAIC merged with and into RBB (the “Merger”).   Immediately following the Merger, FAIC’s wholly owned bank subsidiary, First American International Bank, merged with and into RBB’s wholly-owned bank subsidiary, Royal Business Bank.

At the effective time of the Merger, each share of FAIC common stock was converted into the right to receive 1.3472 shares of RBB common stock and cash in the amount of $15.30 per share, with cash paid in lieu of any fractional shares.  From August 6, 2018, the date of the proxy statement/prospectus filed with the Securities and Exchange Commission (the “SEC”) through the closing date of the Merger, 31,600 shares of FAIC options were exercised, which increased the number of FAIC shares outstanding to 2,235,646.  In the aggregate, RBB issued 3,011,862 shares of RBB common stock and $34,205,384 in cash in exchange for the outstanding shares of FAIC common stock.  In addition, 22,900 shares of outstanding FAIC stock options were cashed out by RBB at an amount equal to (1) $51.00 minus (2) the exercise price per share with respect to the corresponding FAIC stock option.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.2 to RBB’s Current Report on Form 8-K filed on April 23, 2018 and Appendix A to RBB’s Registration Statement on Form S-4 filed with the SEC on July 26, 2018, and is incorporated by reference herein.

Item 5.02.Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced by RBB in its Current Report on Form 8-K on September 28, 2018, in accordance with the terms and conditions of the Merger Agreement, Mr. Raymond Yu, the Chairman of the Board of Directors of FAIC, was appointed as Vice Chairman of the boards of directors of RBB and Royal Business Bank, and Alfonso Lau, a director of FAIC, was appointed to the boards of directors of RBB and Royal Business Bank, effective as of the effective time of the Merger.  As previously disclosed, Mr. Yu and Mr. Lau will be compensated in accordance with RBB’s standard compensation policies for non-employee directors.

Item 7.01.Regulation FD Disclosure.

On October 15, 2018, RBB issued a press release announcing the completion of the Merger.  A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

The information furnished pursuant to this Item and the related exhibit shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

As permitted by Item 9.01(a)(4) of Form 8-K, RBB intends to file the historical financial statements required by Item 9.01(a) of Form 8-K as an amendment to this Current Report on Form 8-K not later than 71 days after the date this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information.

As permitted by Item 9.01(b)(2) of Form 8-K, RBB intends to file the pro forma financial information required by Item 9.01(b) of Form 8-K as an amendment to this Current Report on Form 8-K not later than 71 days after the date this Current Report on Form 8-K is required to be filed.

(d) Exhibits.

2.1

Agreement and Plan of Merger, dated as of April 23, 2018, between RBB Bancorp and First American International Corp. (incorporated by reference to Exhibit 2.2 to RBB’s Current Report on Form 8-K filed on April 23, 2018 and Appendix A to RBB’s Registration Statement on Form S-4 filed on July 26, 2018)*

99.1	Press Release, dated October 15, 2018

*

Certain schedules to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K and RBB agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RBB BANCORP (Registrant)

Date: October 15, 2018	By:	/s/ David Morris
David Morris
Executive Vice President and Chief Financial Officer

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